UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2024

Hancock Whitney Corporation

(Exact name of Registrant as Specified in Its Charter)

Mississippi	001-36872	64-0693170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hancock Whitney Plaza 2510 14th Street
Gulfport, Mississippi		39501
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (228) 868-4727

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON STOCK, $3.33 PAR VALUE	HWC	The Nasdaq Stock Market LLC
6.25% SUBORDINATED NOTES	HWCPZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2024, the Boards of Directors (the “Boards”) of Hancock Whitney Corporation (the “Company”) and its wholly-owned subsidiary, Hancock Whitney Bank, voted, effective November 15, 2024, to increase the size of each of the Boards from 14 to 15 directors and appoint Moses Feagin as a new director to fill the resulting vacancies. Effective November 15, 2024, Mr. Feagin will also be appointed to the Audit Committee, the Board Risk Committee, and the Credit Risk Management Sub-Committee of the Company Board, as an independent director, and will stand for election at the Company’s 2025 annual meeting of shareholders.

Mr. Feagin is an experienced executive who currently serves as Executive Vice President, Treasurer, and Chief Financial Officer of Alabama Power in Birmingham, Alabama, a subsidiary of the Atlanta, Georgia, based Southern Company. In that role, he oversees the finance, accounting, and treasury departments as well as regulatory affairs. Previously, he served as Senior Vice President, Treasurer, Chief Financial Officer and Chief Diversity Officer for Mississippi Power, also a subsidiary of the Southern Company. We believe Mr. Feagin’s background in evaluating, preparing, and overseeing the preparation of financial statements for large utility companies in a complex and highly regulated environment will add significant financial acumen to our Boards as well as the Audit Committee.

Mr. Feagin will be entitled to receive compensation for his Board service in accordance with the Company’s standard compensation arrangements for non-employee directors as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 12, 2024. To ensure compliance with Mississippi state law requirements for bank holding company director stock ownership, in connection with his appointment Mr. Feagin will be granted 100 shares of the Company’s common stock, par value $3.33 per share, which will be fully vested upon issuance under the Company’s 2020 Long Term Incentive Plan. Mr. Feagin was not selected for his position as a member of the Boards pursuant to any arrangement or understanding between him and any other person. There are no related party transactions (as defined in Item 404(a) of Regulation S-K) between the Company and Mr. Feagin.

On October 29, 2024, the Company issued a press release announcing the appointment of Mr. Feagin to the Boards. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated October 29, 2024 announcing the appointment of Moses Feagin as Director of the Company and Hancock Whitney Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK WHITNEY CORPORATION

Date:	October 29, 2024	By:	/s/ Michael M. Achary
Michael M. Achary Chief Financial Officer